EXHIBIT 3.2


                             By-Laws
                               of

                     REYNOLDS METALS COMPANY

            (Incorporated under the Laws of Delaware)

                            By-Laws

                               of

                    REYNOLDS METALS COMPANY

                       Table of Contents


                                                               Page
ARTICLE I - Stock
     Section 1.     Certificates for Stock                        1
     Section 2.     Transfers of Stock                            1
     Section 3.     Holders of Record                             1
     Section 4.     Lost or Destroyed Certificates                2

ARTICLE II - Stockholders' Meetings
     Section 1.     Place of Meetings                             2
     Section 2.     Annual Meeting                                2
     Section 3.     Special Meetings                              2
     Section 4.     Notice of Stockholder Business
                    and Nominations                             2-6
     Section 5.     Notice of Meetings                            6
     Section 6.     Quorum                                        6
     Section 7.     Adjournment of Meetings                     6-7
     Section 8.     Inspectors of Election                        7
     Section 9.     List of Stockholders                          7
     Section 10.    Voting                                      7-8
     Section 11.    Consents in Writing                           8
     Section 12.    Conduct of Meetings                         8-9

ARTICLE III - Board of Directors
     Section 1.     Number; Term of Office; Powers                9
     Section 2.     Resignations                                  9
     Section 3.     Vacancies                                     9
     Section 4.     Annual Meeting                                9
     Section 5.     Regular Meetings                              9
     Section 6.     Special Meetings                           9-10
     Section 7.     Notice of Meetings                           10
     Section 8.     Quorum; Adjourned Meetings; Required Vote    10
     Section 9.     Committees                                   10
     Section 10.    Compensation                                 11
     Section 11.    Consents in Writing                          11
     Section 12.    Participation by Conference Telephone        11

ARTICLE IV - Officers
     Section 1.     Officers                                  11-12
     Section 2.     Chairman of the Board                        12
     Section 3.     Vice Chairmen of the Board                   12
     Section 4.     President                                    12
     Section 5.     Vice Presidents                              12
     Section 6.     General Counsel                              12
     Section 7.     Secretary                                    12
     Section 8.     Treasurer                                    12
     Section 9.     Controller                                   12
     Section 10.    Other Officers and Assistant Officers        13
     Section 11.    Term of Office; Vacancies                    13
     Section 12.    Removal                                      13

ARTICLE V - Dividends and Finance
     Section 1.     Dividends                                    13
     Section 2.     Deposits; Withdrawals; Notes and Other
                    Instruments                                  13
     Section 3.     Fiscal Year                                  13

ARTICLE VI - Books and Records; Record Date
     Section 1.     Books and Records                            13
     Section 2.     Record Date                                  14

ARTICLE VII - Notices
     Section 1.     Notices                                      15
     Section 2.     Waivers of Notice                            15

ARTICLE VIII - Contracts
     Section 1.     Interested Directors or Officers          15-16

ARTICLE IX - Seal
     Section 1.     Seal                                         16

ARTICLE X - Indemnification
     Section 1.     Indemnification in Third Party
                    Actions                                      16
     Section 2.     Indemnification in an Action by or in
                    the Right of the Corporation              16-17
     Section 3.     Indemnification as of Right                  17
     Section 4.     Determination of Indemnification             17
     Section 5.     Advance for Expenses                         17
     Section 6.     General Provisions                           18

ARTICLE XI - Amendments
     Section 1.     Amendments                                   19

                            By-Laws

                               of

                    REYNOLDS METALS COMPANY

           (Incorporated under the Laws of Delaware)



                       ARTICLE I - Stock


     1. Certificates for Stock. Certificates of Stock shall be issued in numerical order, be signed by the Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, and sealed with the corporate seal; provided, that where any Certificate of Stock is signed by a duly appointed and authorized Transfer Agent or Registrar the signatures of the Chairman of the Board of Directors, Vice Chairman of the Board of Directors, the President, Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer may be facsimile, engraved or printed, and the seal of the corporation on any such Certificate of Stock may be facsimile, engraved or printed. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

     2. Transfers of Stock. Transfers of stock shall be made only upon the books of the corporation, and only by the person named in the certificate or by attorney, lawfully constituted in writing, and only upon surrender of the certificate therefor. The directors may by resolution make reasonable regulations for the transfers of stock.

     3. Holders of Record. Registered stockholders only shall be entitled to be treated by the corporation as the holders in fact of the stock standing in their respective names and the corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Delaware.

     4. Lost or Destroyed Certificates. In case of loss or destruction of any certificate of stock another may be issued in its place upon satisfactory proof of such loss or destruction and upon the giving of a satisfactory bond of indemnity to the corporation, all as determined either expressly by the directors or pursuant to general authority granted by them.

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              ARTICLE II - Stockholders' Meetings


     1. Place of Meetings. Meetings of the stockholders shall be held at such place, within or outside the State of Delaware, as the Board of Directors may determine.

     2. Annual Meeting. The annual meeting of the stockholders of the corporation for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting shall be held on such date and at such time as may be designated from time to time by the Board of Directors.

     3. Special Meetings. Special meetings of the stockholders may be called by the Chairman of the Board of Directors, the Chief Executive Officer of the corporation or by the Board of Directors, and shall be called at any time by the Board of Directors upon the request in writing of stockholders entitled to cast a majority of the votes which all stockholders are entitled to cast. A demand by stockholders to hold a special meeting shall be signed, dated and delivered to the Secretary, and shall set forth the information required by Article II, Section 4 of these By-Laws. The Board of Directors of the corporation shall have the sole power to determine the place, time and date for any special meeting of stockholders, and to set a record date for the determination of stockholders entitled to vote at such meeting in the manner set forth in Article VI, Section 2 hereof. Following such determination, it shall be the duty of the Secretary to cause notice to be given to the stockholders entitled to vote at such meeting, in the manner set forth in Article II, Section 5 hereof, that a meeting will be held.

     4.   Notice of Stockholder Business and Nominations:

          (a)  Annual Meetings of Stockholders.

               (1)  Nominations of persons for election to
          the Board of Directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders only (i) pursuant to the corporation's notice of meeting delivered pursuant to Article II, Section 5, of these By-Laws (or any supplement thereto), (ii) by or at the direction of the Board of Directors or the Chairman of the Board or (iii) by any stockholder of the corporation who was a stockholder of record of the corporation at the time the notice provided for in this Section 4 is delivered to the Secretary of the corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in subparagraphs (2) and (3) of this paragraph (a) in this Section 4.

               (2)  For nominations or other business to be
          properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 4, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation and such other business must otherwise be a proper matter for stockholder action as determined by the Board of Directors. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the corporation not less than thirty (30) days prior to the first anniversary date of the written notice of the meeting given to stockholders of record on the record date for such meeting by or at the direction of the Board of Directors of the previous year's annual meeting provided, however, that such notice shall not be required to be given more than ninety (90) days prior to an annual meeting of stockholders. In no event shall the public announcement of an adjournment or postponement of an annual meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth: (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (and such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the annual meeting, a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-Laws of the corporation, the language of the proposed amendment), the reasons for conducting such business at the annual meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and
          (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such stockholder, as they appear on the corporation's books, and of such beneficial owner,
          (B) the class and number of shares of capital stock of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (C) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such annual meeting and intends to appear in person or by proxy at the annual meeting to propose such business or nomination, and (D) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (2) otherwise solicit proxies from stockholders in support of such proposal or nomination. The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation.

               (3)  Notwithstanding anything in the second
          sentence of paragraph (a)(2) of this Section 4 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the corporation at an annual meeting is increased and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 4 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the corporation.

          (b)  Special Meetings of Stockholders.

               (1) Only such business shall be conducted at a special meeting of stockholders as shall have been described in the corporation's notice of meeting given pursuant to Article II, Section 5 of these By-Laws. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders only (i) by or at the direction of the Board of Directors or the Chairman of the Board, or (ii) by any stockholder of the corporation who is a stockholder of record at the time the notice provided for in this
          Section 4(b) is delivered to the Secretary of the corporation, who is entitled to vote at the special meeting and who complies with the notice procedures set forth in paragraph (b)(2) of this
          Section 4. In the event a special meeting of stockholders is called for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation's notice of meeting, if the stockholder's notice containing the information and as otherwise required by paragraph (b)(2) of this Section 4 shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

               (2)  For nominations to be properly brought
          before a special meeting by a stockholder pursuant to clause (ii) of paragraph (b)(1) of this Section 4, the stockholder's notice must contain the information required by this paragraph. For any other business to be properly brought before a special meeting by a stockholder, such other business must be a proper matter for stockholder action and the stockholder's demand for the special meeting pursuant to Article II, Section 3 of these By-Laws must contain the information required by this paragraph. Such stockholder's notice or demand shall set forth: (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and Rule 14a-11 thereunder (and such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the special meeting, a brief description of the business desired to be brought before the special meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-Laws of the corporation, the language of the proposed amendment), the reasons for conducting such business at the special meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such stockholder, as they appear on the corporation's books, and of such beneficial owner,
          (B) the class and number of shares of capital stock of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (C) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such special meeting and intends to appear in person or by proxy at the special meeting to propose such business or nomination, and (D) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (2) otherwise solicit proxies from stockholders in support of such proposal or nomination. The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the corporation.

          (c)  General.

               (1)  Only such persons who are nominated in
          accordance with the procedures set forth in this
          Section 4 shall be eligible to be elected at an annual or special meeting of stockholders of the corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 4. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty to (i) determine whether a nomination or any business proposed to be brought before an annual or special meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 4 and
          (ii) if any proposed nomination or business is not in compliance with this Section 4 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicits (or is part of a group which solicits), or fails to so solicit (as the case may
          be), proxies in support of such stockholder's nominee or proposal in compliance with such stockholder's representation as required by clause
          (iii)(D) of Section (a)(2) or clause (iii)(D) of Section (b)(2) of this Section 4), to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.

               (2)  For purposes of this Section 4, "public
          announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or
          15(d) of the Exchange Act.

               (3) Notwithstanding the foregoing provisions of this Section 4, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section
          4. Nothing in this Section 4 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

     5. Notice of Meetings. Written notice of the place, date and hour of the annual and of all special meetings of the stock holders and, in the case of special meetings, of the purpose or purposes for which such special meeting is called, shall be given in the manner specified in Section l of Article VII of these By-Laws not less than ten (10) nor more than sixty (60) days prior to the meeting, to each stockholder of record of the corporation entitled to vote thereat. Business transacted at all special meetings shall be confined to the purposes stated in the notice. Any previously scheduled annual or special meeting of the stockholders may be postponed, and any previously scheduled annual or special meeting of the stockholders called by the Board of Directors may be cancelled, by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of stockholders.

     6. Quorum. A quorum at any annual or special meeting of the stockholders shall consist of the presence, in person or by proxy, of stockholders entitled to cast a majority of the votes which all stockholders are entitled to cast, except as otherwise specifically provided by law or in the Certificate of Incorpora tion.

     7. Adjournment of Meetings. Any meeting of stockholders, annual or special, may be adjourned solely by the chairman of the meeting from time to time to reconvene at the same or some other time, date and place, and notice need not be given of any such adjourned meeting if the time, date and place thereof are announced at the meeting at which the adjournment is taken. The stockholders present at a meeting shall not have authority to adjourn the meeting. At the adjourned meeting at which a quorum is present, the stockholders may transact any business which might have been transacted at the original meeting. If after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

          Once a share is represented for any purpose at a meeting, it shall be present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. A new record date must be set if the meeting is adjourned to a date more than 120 days after the original date fixed for the meeting.

     8. Inspectors of Election. In advance of any meeting of stockholders or any corporate action to be taken by the stock holders in writing without a meeting, the Chief Executive Offi cer, Chief Operating Officer, Chief Financial Officer or Secre tary of the corporation shall appoint one or more inspectors of election to serve at such meeting or to examine such written consents and to make a written report with respect thereto. In addition, any such officer may, but shall not be required to, designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer at such meeting shall appoint one or more inspectors to act at the meeting. Each inspector shall discharge his or her duties in accordance with applicable law and shall, before entering upon the discharge of his or her duties, take and sign an oath faith fully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

     9. List of Stockholders. A complete list of the stock holders entitled to vote at each annual or special meeting of the stockholders of the corporation, arranged in alphabetical order, showing the address of record of each and the number of voting shares held by each, shall be prepared by the Secretary, who shall have charge of the stock ledger, and filed in the City (or, if such meeting is to be held at a place not within any city, then in the county) where the meeting is to be held, at a loca tion specified in the Notice of Meeting, or if no such location is specified in such notice, at the place where the meeting is to be held, at least ten (10) days before every such meeting, and shall, during the usual hours for business, be open to the examination of any stockholder for any purpose germane to the meeting, and during the whole time of said meeting be open to the examination of any stockholder.

     10.  Voting.  Subject to the provisions of Article VI,
Section 2 of these By-Laws, and except where a different vote per share is prescribed by the Certificate of Incorporation for a class of stock, each holder of stock of a class which is entitled to vote in any election or on any other questions at any annual or special meeting of the stockholders shall be entitled to one vote, in person or by written proxy, for each share of such class held of record. Except where, and to the extent that, a differ ent percentage of votes and/or a different exercise of voting power is prescribed by law, the Certificate of Incorporation or these By-Laws, all elections and other questions shall be decided by the vote of stockholders, present in person or by proxy and entitled to vote, representing a majority of the votes cast. Abstentions shall be counted in the tabulation of the votes cast. The votes for directors, and, upon demand of any stockholder, or where required by law, the votes upon any question before the meeting, shall be by ballot; otherwise, the election shall be held as the presiding officer prescribes.

     11. Consents in Writing. Any action which might have been taken under these By-Laws by a vote of the stockholders at a meeting thereof may be taken by them without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding shares of stock of the corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or the Secretary. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of such corporate action shall be given to those stockholders who have not consented thereto if less than unanimous written consent is obtained. Every written consent shall bear the date of signature of each stockholder who signs the consent. No written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the date the earliest dated written consent (executed and delivered in accordance with this Section) was received by the corporation, written consents signed by a sufficient number of holders (determined in accordance with this Section) to take such action are delivered to the corporation in the manner specified in this Section.

     12. Conduct of Meetings. Meetings of stockholders shall be presided over by the Chairman of the Board or by another chairman designated by the Board of Directors. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be determined by the chairman of the meeting and announced at the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the exclusive right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following:
(i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

                ARTICLE III - Board of Directors


     1. Number; Term of Office; Powers. The business and affairs of the corporation shall be under the direction of a Board of Directors, consisting of eleven (11) persons. Directors shall be elected for one year, and shall hold office until their successors are elected and qualified. Directors need not be stockholders. In addition to the power and authority expressly conferred upon them by the By-Laws and the Certificate of Incorporation, the Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

     2. Resignations. Any director may resign at any time by giving written notice of resignation to the Board of Directors, to the Chief Executive Officer or to the Secretary of the corpo ration. Any such resignation shall take effect at the time specified therein, or if the time be not specified therein, then upon receipt thereof. The acceptance of such resignation shall not be necessary to make it effective.

     3. Vacancies. Except as otherwise specifically provided by law, the Certificate of Incorporation or these By-Laws, all vacancies in the Board of Directors, whether caused by resigna tion, death, increase in the number of authorized directors or otherwise, may be filled by a majority of the Board of Directors then in office, even though less than a quorum, or by the stock holders at a special meeting. A director thus elected to fill any vacancy shall hold office until the next annual meeting of stockholders and until a successor is elected and qualified.

     4. Annual Meeting. The annual meeting of the Board of Directors, for the election of officers and the transaction of other business, shall be held on the same day and at the same place as, and as soon as practicable following, the annual meeting of stockholders, or at such other date, time or place as the directors may by resolution designate.

     5.   Regular Meetings.  Regular meetings of the Board of
Directors shall be held at such times, and at such place within or outside the State of Delaware, as the Board of Directors may from time to time by resolution designate.

     6. Special Meetings. Special meetings of the directors may be called at any time by the Chairman of the Board of Direc tors, a Vice Chairman of the Board of Directors, the President or an Executive Vice President, or by the Secretary upon written request of one-third of the directors, such request stating the purpose for which the meeting is to be called. Special meetings shall be held at the principal office of the corporation or at such office within or outside the State of Delaware as the directors may from time to time designate.

     7. Notice of Meetings. Except as otherwise required by law, notice of special meetings of the Board of Directors or of any committee of the Board of Directors shall be given to each director or to each committee member, as the case may be, by mail at least two days before the day on which the meeting is to be held or by personal delivery, word-of-mouth, telephone, tele graph, radio, cable or other comparable means at least six hours before the time at which the meeting is to be held. Such notice shall state the time and place of such meeting, but need not state the purposes thereof unless otherwise required by law. No notice need be given of the annual meeting of directors or of regular meetings of directors or of committees of the Board of Directors, provided that, whenever the time or place of such meetings shall be fixed or changed, notice of such action shall be given promptly to each director or to each committee member, as the case may be, who shall not have been present at the meeting at which such action was taken.

     8. Quorum; Adjourned Meetings; Required Vote. A majority of the Board of Directors as constituted from time to time shall be necessary and sufficient at all meetings to constitute a quorum for the transaction of business. In the absence of a quorum, a majority of those present may adjourn the meeting from time to time and the meeting may be held as adjourned without further notice provided a quorum be present at such adjourned meeting. Unless otherwise specifically provided by the Certifi cate of Incorporation or statute, the act of a majority of the directors present at any properly convened meeting at which there is a quorum, but in no case less than one-third of all of the directors then in office, shall be the act of the Board of Directors.

     9. Committees. Standing or Temporary Committees may be appointed from their own number by the Board of Directors from time to time, and the directors may from time to time vest such committees with such powers as the directors may see fit, subject to such conditions as the directors may prescribe or as may be prescribed by law. All committees shall consist of two or more directors. The term of office of the members of each committee shall be as fixed from time to time by the Board of Directors; provided, however, that any committee member who ceases to be a director shall ipso facto cease to be a committee member. Any member of any committee may be removed at any time with or without cause by the Board of Directors, and any vacancy in any committee may be filled by the Board of Directors. All commit tees shall keep regular minutes of their transactions and shall cause them to be recorded in books kept for that purpose in the office of the corporation, and shall report the same to the Board of Directors at their regular meetings. Subject to this Section 9 and except as otherwise determined by the Board of Directors, each committee may make rules for the conduct of its business.

     10. Compensation. Directors, as such, may receive, pursu ant to resolution of the Board of Directors, fixed fees, other compensation and expenses for their services as directors, including, without limitation, services as chairmen or as members of committees of the directors; provided, however, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     11. Consents in Writing. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

     12. Participation by Conference Telephone. Members of the Board of Directors or of any committee may participate in a meeting of such Board of Directors or committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at the meeting.


                         ARTICLE IV - Officers


     1. Officers. The corporation may have a Chairman of the Board of Directors, one or more Vice Chairmen of the Board of Directors, a President, one or more Vice Presidents, which may include Executive and Senior Vice Presidents, a General Counsel, a Secretary, a Treasurer, a Controller and such other officers and assistant officers as the Board of Directors shall deem appropriate; provided, that the corporation shall have such officers as are required by applicable law. Officers shall be elected annually by the Board of Directors. One person may hold more than one office.

          The Board of Directors shall designate a Chief Execu tive Officer, and may designate a Chief Operating Officer and a Chief Financial Officer from among the officers of the corpora tion.

          The Chief Executive Officer shall have general supervi sion and management of the business and affairs of the corpora tion, subject to the control of the Board of Directors, and may prescribe the duties to be performed by the officers of the corporation in addition to the duties prescribed by these By-Laws or by the Board of Directors. In the absence or disability of the Chairman of the Board of Directors, the Chief Executive Officer shall preside at all meetings of stockholders and direc tors. In the absence or disability of the Chief Executive Officer, such officer of the corporation as the Chief Executive Officer shall have designated in writing to the Board of Direc tors or to the Secretary of the corporation shall, subject to further action by the Board of Directors, have the powers and perform the duties of the Chief Executive Officer.

     2.   Chairman of the Board.  The Chairman of the Board of
Directors shall preside at all meetings of stockholders and directors.

     3. Vice Chairmen of the Board. A Vice Chairman shall perform such duties as are properly required by the Board of Directors or the Chief Executive Officer.

     4. President. The President shall perform such duties as are properly required by the Board of Directors or the Chief
Executive Officer.

     5. Vice Presidents. Each of the Executive Vice presi dents, Senior Vice Presidents and other Vice Presidents shall perform such duties as are properly required by the Board of Directors or the Chief Executive Officer.

     6. General Counsel. The General Counsel shall advise the corporation on legal matters affecting the corporation and its activities, shall supervise and direct the handling of all such legal matters and shall perform all such other duties as are incident to the office of General Counsel.

     7. Secretary. The Secretary shall keep the minutes of the meetings of the stockholders and of the Board of Directors, and, when required, the minutes of the meetings of the committees, and shall be responsible for the custody of all such minutes. The Secretary shall be responsible for the custody of the stock ledger and documents of the corporation. The Secretary shall have custody of the corporate seal and may affix and attest such seal to any instrument whose execution shall have been duly authorized and shall perform all other duties incident to the office of Secretary.

     8. Treasurer. The Treasurer shall have the custody of all moneys and securities of the corporation and shall keep or cause to be kept accurate accounts of all money received or payments made in books kept for that purpose. The Treasurer shall deposit or cause to be deposited funds of the corporation in accordance with Article V, Section 2 of these By-Laws and shall disburse the funds of the corporation by checks or vouchers as authorized by the Board of Directors. The Treasurer shall also perform all other duties incident to the office of Treasurer.

     9. Controller. The Controller shall be the chief account ing officer of the corporation. The Controller shall keep or cause to be kept all books of accounts and accounting records of the corporation and shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation. The Controller shall prepare or cause to be prepared appropriate financial statements for the corporation and shall perform such other duties as may be incident to the office of Controller.

     10. Other Officers and Assistant Officers. All other officers and assistant officers shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors or the Chief Executive Officer.

     11. Term of Office; Vacancies. Each officer shall hold office until the annual meeting of the Board of Directors follow ing the end of the term of the Board by which such officer is elected, except in the case of earlier death, resignation or removal. Vacancies in any office arising from any cause may be filled by the directors at any regular or special meeting.

     12. Removal. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the Board of Directors.


               ARTICLE V - Dividends and Finance


     1. Dividends. Dividends may be declared to the full extent permitted by law at such times as the Board of Directors shall direct.

     2.   Deposits; Withdrawals; Notes and Other Instruments.
The moneys of the corporation shall be deposited in the name of the corporation in such banks or trust companies as shall be designated by the Board of Directors, and shall be drawn out only by persons designated from time to time by the Board of Directors or by an officer of this corporation to whom the Board of Directors has delegated such authority. All notes and other instruments for the payment of money shall be signed or endorsed by officers or other persons authorized from time to time by the Board of Directors or by an officer of this corporation to whom the Board of Directors has delegated such authority.

     3. Fiscal Year. The fiscal year of the corporation shall date from the first day of January in each year.


          ARTICLE VI - Books and Records; Record Date


     1. Books and Records. The books, accounts and records of the corporation, except as may be otherwise required by the laws of the State of Delaware, may be kept within or outside of the said State at such places as the Board of Directors may from time to time appoint.

     2.   Record Date.

          (a) The Board of Directors is authorized to fix in advance a date, not exceeding sixty (60) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or other distribution or allotment of any rights, or the date when any change, conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend or other distribution or allotment of rights, or to exercise any rights in respect of any such change, conversion or exchange of capital stock. Such stockholders and only such stockholders as shall be stockholders of record on the record date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend or other distribution or allot ment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid. Any such record date fixed in connection with a meeting of stockholders shall not be less than ten (10) days before the date of such meeting.

          (b) In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors is authorized to fix in advance a record date, which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secre tary, request the Board of Directors to fix a record date. If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or the Secretary. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action. Such stockholders and only such stockholders as shall be stockholders of record on the record date so fixed shall be entitled to give such consent, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.


                     ARTICLE VII - Notices


     1. Notices. Whenever any provision of law or these By-Laws requires notice to be given to any director, officer or stockholder, such notice may be given in writing by mailing the same to such director, officer or stockholder at his or her address as the same appears in the books of the corporation, unless such stockholder shall have filed with the Secretary a written request that notices intended for him or her be mailed to some other address, in which case it shall be mailed to the address designated in such request. The time when the same shall be mailed shall be deemed to be the time of the giving of such notice. This section shall not be deemed to preclude the giving of notice by other means if permitted by the applicable provision of law or these By-Laws.

     2. Waivers of Notice. A waiver of any notice in writing, signed by a stockholder, director or officer, whether before or after the time stated in said waiver for holding a meeting, shall be deemed equivalent to a notice required to be given to any stockholder, director or officer.


                    ARTICLE VIII - Contracts

     1. Interested Directors or Officers. No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association or other organization in which one or more of the directors or officers of the corporation are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer of the corporation is present at or partici pates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if:

          (i) The material facts as to the relationship or interest of such person and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee thereof, and the Board of Directors or committee in good faith authorizes the contract or transaction by a vote sufficient for such purpose without counting the vote of the interested director or directors of the corporation; provided, however, that common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee; or

          (ii) The material facts as to the relationship or interest of such person and as to the contract or transaction are disclosed or are known to the stockholders of the corporation entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders of the corporation; or

          (iii)     The contract or transaction is fair as
     to the corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders of the corporation.


                       ARTICLE IX - Seal


     1. Seal. The corporate seal of the corporation shall consist of two concentric circles, between which is the name of the corporation, and in the center shall be inscribed the year of its incorporation and the words, "Corporate Seal, Delaware."


                  ARTICLE X - Indemnification


     1. Indemnification in Third Party Actions. The corpora tion shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer or employee of the corporation, or is or was serving at the request of the corpora tion as a director, officer, employee or agent of another corpo ration, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement) actually and reasonably in curred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that no indemnification shall be made in respect of any proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was autho rized by the Board of Directors of the corporation. The termina tion of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     2. Indemnification in an Action by or in the Right of the Corporation. The corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threat ened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer or employee of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of (a) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper, or (b) any proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized by the Board of Directors of the corporation.

     3. Indemnification as of Right. To the extent that a director, officer or employee of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections l and 2 of this
Article X, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

     4. Determination of Indemnification. Any indemnification under Sections 1 and 2 of this Article X (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer or employee is proper in the circumstances because the person has met the applicable standard of conduct set forth in such Sections l and 2. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (d) by the stockholders.

     5. Advance for Expenses. Expenses (including attorneys' fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer or employee to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized in this Article X, except that no advancement of expenses shall be made in respect of any proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized by the Board of Directors of the corporation.

     6.   General Provisions.

          (a) All expenses (including attorneys' fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding which are advanced by the corporation under
     Section 5 of this Article X shall be repaid (i) in case the person receiving such advance is ultimately found, under the procedure set forth in this Article X, not to be entitled to indemnification, or (ii) where indemnification is granted, to the extent that the expenses so advanced by the corporation exceed the indemnification to which such person is entitled.

          (b) The corporation may indemnify each person, though he or she is not or was not a director, officer or employee of the corporation, who served at the request of the corporation on a committee created by the Board of Directors to consider and report to it in respect of any matter. Any such indemnification may be made under the preceding provisions of this Article X and shall be subject to the limitations thereof except that (as indicated) any such committee member need not be nor have been a director, officer or employee of the corporation.

          (c) The provisions of this Article X shall be applicable to appeals. References to "serving at the request of the corporation" shall include without limitation any service as a director, officer or employee of the corporation which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants or beneficiaries. A person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation."

          (d)  If any section, subsection, paragraph,
     sentence, clause, phrase or word in this Article X shall be adjudicated invalid or unenforceable, such adjudication shall not be deemed to invalidate or otherwise affect any other section, subsection, paragraph, sentence, clause, phrase or word of this Article.

          (e)  The indemnification and advancement of
     expenses provided by, or granted pursuant to, this
     Article X shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such a person.

                     ARTICLE XI - Amendments


     1. Amendments. Alterations or amendments of these By-Laws may be made by the stockholders at any annual or special meeting if the notice of such meeting contains a statement of the proposed alteration or amendment, or by the Board of Directors at any annual, regular or special meeting, provided notice of such alteration or amendment has been given to each director in writing at least five (5) days prior to said meeting or has been waived by all the directors.